CUSIP No. 816006-10-0                                           Page EXHIBIT 1.1



                             JOINT FILING AGREEMENT


        The undersigned parties hereby agree that the Schedule 13D/A, filed herewith (and any amendments thereto) relating to the stock of The Seibels Bruce Group, Inc., is being filed jointly with the Securities and Exchange Commission, pursuant to Rule 13d-1(f) under the Securities Exchange Act of 1934, as amended, on behalf of each such person. In addition, each of the undersigned hereby authoriz4es Charles H. Powers and Walker S. Powers and each of them, with full power of substitution, to execute in the name and on behalf of the undersigned any report pursuant to Section 13(d) of the Securities Exchange Act of 1934, as amended, including any amendment to the Schedule 13D/A filed herewith with respect to the undersigned's beneficial ownership of securities, including derivative securities, of the The Seibels Bruce Group, Inc. (the "Company") and any joint filing agreement with respect thereto and to file the same, with any exhibits thereto (including this Joint Filing Agreement), and any amendments thereto as the person(s) so acting deems appropriate with the Securities and Exchange commission. The Nasdaq Stock Market and the Company.

        Date:  May 18, 1998

                                            /S/  CHARLES H. POWERS
                                            -----------------------------------
                                            Charles H. Powers



                                            /S/  WALKER S. POWERS
                                            -----------------------------------
                                            Walker S. Powers


                                            /S/  JANE E. HUGGINS
                                            -----------------------------------
                                            Jane E. Huggins


                                            /S/  REX W. HUGGINS
                                            -----------------------------------
                                            Rex W. Huggins